Exhibit 99.3

CARMICHAEL’S CASHWAY PHARMACY, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For the Period January 1, 2008 - April 22, 2008

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

PAGE NUMBER

REPORT OF INDEPENDENT AUDITORS	2

FINANCIAL STATEMENTS

Consolidated Balance Sheet	3
Consolidated Statement of Income and Retained Earnings	4
Consolidated Statement of Cash Flows	5
Notes to Consolidated Financial Statements	6-10

REPORT OF INDEPENDENT AUDITORS

The Board of Directors

Carmichael’s Cashway Pharmacy, Inc. and Subsidiaries

Crowley, Louisiana

We have audited the accompanying consolidated balance sheet of Carmichael’s Cashway Pharmacy, Inc. and Subsidiaries as of April 22, 2008 and the related consolidated statements of income, retained earnings, and cash flows for the period January 1, 2008 through April 22, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Carmichael’s Cashway Pharmacy, Inc. and Subsidiaries as of April 22, 2008, and the results of their operations and their cash flows for the period January 1, 2008 through April 22, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia

July 9, 2008

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

APRIL 22, 2008

(Amounts in thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$189
Receivables – net of allowance for doubtful accounts of $1,279	6,338
Inventories	1,868
Prepaid expenses	10

Total Current Assets	8,405

Property, Plant and Equipment, at cost
Vehicles	589
Durable medical equipment	2,426
Equipment and fixtures	1,126

Total	4,141
Less accumulated depreciation	2,126

Property, Plant and Equipment – Net	2,015

Goodwill	1,459
Other assets	2

Total Assets	$11,881

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,608
Current portion of obligations under capital lease	9
Accrued expenses and other current liabilities	801

Total Current Liabilities	3,418

Long-term Liabilities:
Obligations under capital lease	1

Total Long-term Liabilities	1

Stockholders’ Equity:
Common stock, no par value:
5 shares authorized, 2 shares issued and outstanding	2
Additional paid-in capital	3
Retained earnings	8,457

Total Stockholders’ Equity	8,462

Total Liabilities and Stockholders’ Equity	$11,881

See notes to consolidated financial statements.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS

FOR THE PERIOD JANUARY 1, 2008 – APRIL 22, 2008

(Amounts in thousands)

Revenue	$16,022

Cost of Revenue	11,879

Gross Profit	4,143

Operating Expenses:
Salaries, wages and benefits	2,325
Provision for doubtful accounts	577
Supplies	95
Purchased services	81
Other operating expenses	746
Rents and leases	92
Depreciation	170

Total Operating Expenses	4,086

Operating Profit	57

Other Income (Expense):
Interest income	19
Interest expense	(3)
Miscellaneous income	31

Total Other Income (Expense)	47

Net Income	104

Retained Earnings, beginning of period	10,491
Dividends paid	(2,138)

Retained Earnings, end of period	$8,457

See notes to consolidated financial statements.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 1, 2008 – APRIL 22, 2008

(Amounts in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$104
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	170
Change in assets and liabilities:
Receivables	(131)
Inventories	135
Prepaid expenses	153
Accounts payable	984
Accrued expenses and other current liabilities	(3)

Net cash provided by operating activities	1,412

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(213)

Net cash used in investing activities	(213)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of debt and capital lease obligations	(51)
Dividends paid	(2,138)

Net cash used in financing activities	(2,189)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(990)

CASH AND CASH EQUIVALENTS
Beginning of period	1,179

End of period	$189

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$3

See notes to consolidated financial statements.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period January 1, 2008 – April 22, 2008

(Amounts in thousands)

NOTE 1: ORGANIZATION

Carmichael’s Cashway Pharmacy, Inc. and subsidiaries (“Carmichael’s” or the “Company”) began operations in September of 1969 and was incorporated in the State of Louisiana on December 10, 1993. The Company offers long-term care pharmacies, infusion therapy, durable medical equipment and nutritional products to customers located primarily in Southern Louisiana. The Company is also engaged in the operation of several retail pharmacies and uniform shops.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Carmichael’s and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidation.

Management Estimates

The preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue at the time the customer takes possession of the merchandise.

Cost of Revenue

The cost of revenue includes: the cost of merchandise sold during the reporting period and the related purchasing costs, warehousing and delivery costs (including depreciation), actual and estimated inventory losses, discounts earned and rebates.

Advertising

The Company charges the cost of advertising to expense as incurred. Advertising expense for the period January 1, 2008 – April 22, 2008 amounts to $64.

Credit and Supplier Concentration Risk

The Company is subject to credit risk in regards to accounts receivable. Concentration of credit risk with respect to receivables is limited due to the Company’s large number of customers. Any termination of, or adverse change in, the Company’s relationships with its key suppliers, or loss of the supply of one of the Company’s key products for any reason, could have a material adverse effect on the business and results of operations of the Company. One supplier accounted for approximately 64% percent of the Company’s revenue during the period January 1, 2008 – April 22, 2008.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period January 1, 2008 – April 22, 2008

(Amounts in thousands)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The Company maintains cash accounts at several financial institutions. Cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100 per institution. The Company may have deposits totaling amounts in excess of the federally insured limits from time to time.

Accounts Receivable

Trade accounts receivable are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus receivables do not bear interest, although a finance charge may be applied to amounts past due.

Allowance for Doubtful Accounts

Trade accounts receivable are periodically evaluated for collectibility based on past credit history with customers and their current financial condition, and are charged against the allowance for doubtful accounts when they are deemed uncollectible.

Inventories

Inventories are stated at the lower of cost (standard cost method), or market. Use of this method does not result in a material difference from the methods required by generally accepted accounting principles in the United States of America.

Property, Plant and Equipment

Property, plant and equipment is stated at cost. Expenditures for property, plant and equipment and items which substantially increase the useful lives of the existing assets are capitalized at cost and depreciated. Durable medical equipment is available for rent to customers of the Company. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property, plant and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized.

Depreciation expense is provided using the straight-line method with rates based on the estimated useful lives of the individual assets which range from 3 –15 years. Depreciation expense for the period January 1, 2008 – April 22, 2008 amounts to $170.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period January 1, 2008 – April 22, 2008

(Amounts in thousands)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill

Goodwill represents the cost of acquired businesses in excess of fair value of identifiable tangible and intangible net assets purchased. Goodwill is tested at least annually for impairment, using a fair value methodology, in lieu of amortization. An impairment charge is measured as any deficiency in the amount of estimated undiscounted future cash flows of the acquired business available to recover the carrying value related to the goodwill. Goodwill as of April 22, 2008 amounts to $1,459. No impairment of goodwill exists as of April 22, 2008.

Income Taxes

For income tax purposes, the Company has elected to be taxed as an S Corporation under the Internal Revenue Code and applicable state statutes. Accordingly, there is no provision for income taxes as the income, losses and credits are passed through to the stockholders.

NOTE 3: OPERATING LEASES

The Company leases durable medical equipment and two operating locations under operating leases. As of April 22, 2008, minimum future lease payments for each of the subsequent five years and in the aggregate are as follows:

Period ending April 22:
2009	$139
2010	79
2011	65
2012	32

Total	$315

NOTE 4: DEBT

The Company leases infusion pumps under capital leases expiring in 2009. The assets and liabilities are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over the lower of the related lease term or its estimated productive life. Depreciation of the assets under capital leases amounts to $1 and is included in depreciation expense for the period January 1, 2008 – April 22, 2008.

Following is a summary of equipment held under capital leases:

Equipment held under capital leases	$25
Less accumulated depreciation	(7)

Net equipment held under capital leases	$18

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period January 1, 2008 – April 22, 2008

(Amounts in thousands)

NOTE 4: DEBT (continued)

The present value of minimum future lease payments under capital leases as of April 22, 2008 is as follows:

Period ending April 22:
2009	$9
2010	1
Less: Amounts representing interest	—

Present value of future minimum lease payments	$10

NOTE 5: COMMITMENTS AND CONTINGENCIES

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the disposition of these claims will not have a material adverse impact on the Company’s financial position or results of operations.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company engaged in transactions with the following affiliated companies:

Carmichael’s Oakwood Apartments – 100% owned by stockholders of the Company

Helo Pharmacy Consulting Services, L.L.C. – 100% owned by stockholders’ daughter

These transactions resulted in the following amounts which are included in the consolidated financial statements as of April 22, 2008 and for the period January 1, 2008 – April 22, 2008:

Accounts payable	$2
Medical consultation	9
Rent	40

NOTE 7: 401(k) PROFIT SHARING PLAN

The Company contributes to a 401(k) Profit Sharing Plan that is a qualified plan under the Employee Retirement Income Security Act of 1974. All employees having at least twelve months of service are eligible to participate in the plan. The Company matches 1% of employee contributions up to 4% of compensation. Retirement plan contributions made by the Company for the period January 1, 2008 – April 22, 2008 amounts to $37.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Period January 1, 2008—April 22, 2008

(Amounts in thousands)

NOTE 8: SUBSEQUENT EVENTS

On April 22, 2008, Carmichael’s stockholders entered into a definitive stock purchase agreement, effective April 23, 2008, to sell the Company to SunLink Homecare Services, LLC, a subsidiary of SunLink Health Systems, Inc. (“SunLink”) for $24,000, consisting of $19,000 in cash, $3,000 in the form of a promissory note and $2,000 in shares of SunLink (equaling 334 shares).